Exhibit 99.1

Investor Relations:	Media Contact:
Randy Scherago	Val Webb
GeoEye	GeoEye
(703) 480-6325	(303) 254-2120
scherago.randy@geoeye.com	webb.val@geoeye.com

GeoEye Reports Third Quarter 2011 Earnings Results

-- Conference Call Scheduled for Tuesday, November 1, 2011, 8:30 a.m. EDT --

HERNDON, Va. (Oct. 31, 2011) – GeoEye, Inc. (NASDAQ: GEOY), a leading source of geospatial information and insight, announced today results for its fiscal third quarter ended Sept. 30, 2011.

“While results for the third quarter were below our expectations, our core business continues to be strong,” said Matt O’Connell, GeoEye’s chief executive officer and president. “We renewed our Service Level Agreement with the National Geospatial-Intelligence Agency for another year, booked some significant new production orders and maintained strong margins. We have positioned the Company to resume growth from our government, international and commercial clients in the fourth quarter.”

THIRD QUARTER RESULTS

Total revenues were $85.8 million for the third quarter of 2011, an 0.8 percent decrease from the third quarter of 2010. The net income available to common stockholders for the third quarter of 2011 was $11.7 million, or $0.51 per fully diluted share, compared to a loss of $6.5 million, or ($0.30) per fully diluted share, for the third quarter of 2010. Adjusted net income available to common shareholders (a non-GAAP measurement that excludes the impact of non-operating charges, gains and one-time charges and tax benefits) for the third quarter of 2011 was also $11.7 million, or $0.51 per diluted share, as compared to $13.6 million, or $0.61 per diluted share, in the same period in 2010.

Operating profit was $23.8 million for the third quarter of 2011. Operating margin was 27.7 percent for the third quarter of 2011, compared to 33.7 percent in the third quarter of 2010. Adjusted EBITDA (a non-GAAP measurement defined as net income before interest, taxes, depreciation, amortization, non-cash recognition of stock compensation expense and other items) was approximately $43.7 million for the third quarter of 2011, compared to $47.4 million in the same period in 2010. The Adjusted EBITDA as a percentage of revenues was 50.9 percent for the third quarter of 2011, compared to 54.8 percent in the third quarter of 2010.

The Company ended the third quarter of 2011 with unrestricted cash, cash equivalents and short-term investments of $218.5 million; total assets of approximately $1.3 billion; stockholders’ equity of $488.4 million and long-term debt of $510.3 million.

THIRD QUARTER 2011 OPERATING HIGHLIGHTS

Revenue Mix
●
Imagery revenues in the third quarter of 2011 were $63.5 million, or 74.0 percent of total revenues. Production and other services revenues were $16.2 million, or 19.0 percent of total revenues. The NextView cost share accounted for revenues of $6.0 million, or 7.0 percent of total revenues.

Geographic Information
●
Domestic revenues were $63.7 million for the third quarter of 2011, or 74.3 percent of total revenues for the period. International revenues were $22.1 million for the third quarter of 2011, or 25.7 percent of total revenues for the period.

●
Domestic revenues increased 1.9 percent for the third quarter of 2011, compared to the same period in 2010. International revenues were down 7.8 percent for the third quarter of 2011, compared to the same period in 2010.

GeoEye-2 Capital Investments
●
During the quarter, the Company invested $62.7 million for the continued development and construction of the GeoEye-2 satellite, including $12.1 million of capitalized interest. To date, the Company has invested $518.1 million in the GeoEye-2 satellite program, including $49.7 million of capitalized interest.

NINE MONTH RESULTS

Total revenues for the nine months ended Sept. 30, 2011, were $259.6 million, a 4.8 percent increase from $247.8 million in the nine months ended Sept. 30, 2010. The Company’s Adjusted EBITDA for the nine-month period ended Sept. 30, 2011, was $131.4 million, a decrease of 1.3 percent from the same period in 2010. The net income available to common stockholders for the nine months ended Sept. 30, 2011, was $32.8 million, or $1.44 per fully diluted share, as compared to net income available to common stockholders of $6.4 million, or $0.29 per fully diluted share, in the same period in 2010.

FISCAL YEAR 2011 FINANCIAL OUTLOOK

For the full year, the Company is revising its previous revenue, Adjusted EBITDA and earnings per share guidance. Our new expectations for 2011 are for revenues to range from $348 million to $355 million, Adjusted EBITDA to range from $176 million to $181 million and earnings per share of $1.95 to $2.15. In the fourth quarter, we anticipate sequential growth and expect revenues to be in the range of $88 million to $95 million.

These estimates represent management's current expectations about the Company's future financial performance, based on information available at this time.

CONFERENCE CALL INFORMATION

GeoEye, Inc. (NASDAQ: GEOY) will host a conference call for investors and analysts to discuss financial results for the third quarter, which ended Sept. 30, 2011.

When: Tuesday, Nov. 1, 2011, at 8:30 a.m. Eastern Daylight Time

To Participate:
To participate in the call via phone, domestic callers may dial toll-free at (877) 776-4039. International callers may dial (631) 291-4808 approximately 10 minutes prior to the start time. Callers may identify themselves to the operator as GeoEye conference call participants or by using the conference ID: 10931966. Questions will be accepted from phone participants during the live call after prepared remarks and as time permits.

The conference call will also be webcast on the "Investor Relations" section of the Company's corporate Web site, www.geoeye.com. To directly access the live webcast go to: http://geoy.client.shareholder.com/eventdetail.cfm?eventid=102870 and click on the "November 1, 2011 Investor Update Webcast" link. Please allow 15 minutes before the scheduled start time to register, download and install any necessary audio software.

Replay:
An audio replay of the third quarter conference call will be available through midnight Nov. 15, 2011, by dialing (855) 859-2056 and typing in the conference ID number 10931966.

An archived webcast of the conference call will be available at the same URL address approximately two hours after the conclusion of the call.

Selected financial results for the Company are as follows (dollars in thousands, except earnings per share):

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2011	2010	Change
	(unaudited)
Revenues	$85,769	$86,452	$(683)
Operating expenses:
Direct costs of revenue (exclusive of depreciation and amortization)	28,508	26,722	1,786
Depreciation and amortization	17,986	16,363	1,623
Selling, general and administrative	15,516	14,219	1,297
Total operating expenses	62,010	57,304	4,706
Income from operations	23,759	29,148	(5,389)
Interest expense, net	(1,122)	(5,719)	4,597
Other non-operating expense	-	(16,047)	16,047
Gain from investments	-	700	(700)
Write-off of prepaid financing costs	-	(6,412)	6,412
Income before provision for income taxes	22,637	1,670	20,967
Provision for income taxes	(8,549)	(8,046)	(503)
Net income (loss)	14,088	(6,376)	20,464
Preferred stock dividends	(1,008)	(99)	(909)
	13,080	(6,475)	19,555
Income allocated to participating securities	(1,416)	-	(1,416)
Net income (loss) available to common stockholders	$11,664	$(6,475)	$18,139

Earnings (loss) per share
Basic	$0.53	$(0.30)	$0.83
Diluted	$0.51	$(0.30)	$0.81
Shares used to compute basic earnings per share	22,147	21,792
Shares used to compute diluted earnings per share	22,789	21,792

	Nine Months Ended September 30,
	2011	2010	Change
	(unaudited)
Revenues	$259,601	$247,802	$11,799
Operating expenses:
Direct costs of revenue (exclusive of depreciation and amortization)	91,246	77,905	13,341
Depreciation and amortization	52,204	48,585	3,619
Selling, general and administrative	44,606	41,384	3,222
Total operating expenses	188,056	167,874	20,182
Income from operations	71,545	79,928	(8,383)
Interest expense, net	(8,249)	(21,714)	13,465
Other non-operating expense	-	(24,466)	24,466
Gain from investments	-	700	(700)
Loss from early extinguishment of debt	-	(37)	37
Write-off of prepaid financing costs	-	(6,412)	6,412
Income before provision for income taxes	63,296	27,999	35,297
Provision for income taxes	(23,552)	(21,452)	(2,100)
Net income	39,744	6,547	33,197
Preferred stock dividends	(2,992)	(99)	(2,893)
	36,752	6,448	30,304
Income allocated to participating securities	(3,984)	(27)	(3,957)
Net income available to common stockholders	$32,768	$6,421	$26,347

Earnings per share
Basic	$1.48	$0.30	$1.18
Diluted	$1.44	$0.29	$1.15
Shares used to compute basic earnings per share	22,107	21,544
Shares used to compute diluted earnings per share	22,767	21,982

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2011	2010	Change
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$209,328	$283,233	$(73,905)
Short-term investments	9,220	50,124	(40,904)
Accounts receivable - trade and unbilled receivables, net	36,014	42,868	(6,854)
Income tax receivable	20,014	34,385	(14,371)
Restricted cash	4,207	3,952	255
Prepaid expenses and other current assets	13,427	16,183	(2,756)
Total current assets	292,210	430,745	(138,535)
Property, plant and equipment, net	48,097	35,924	12,173
Satellites and related ground systems, net	867,480	697,126	170,354
Goodwill	71,250	71,568	(318)
Intangible assets, net	12,277	14,943	(2,666)
Non-current restricted cash	7,862	10,822	(2,960)
Other non-current assets	8,366	7,957	409
Total assets	$1,307,542	$1,269,085	$38,457

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$54,464	$70,936	$(16,472)
Current portion of deferred revenue	55,122	50,533	4,589
Current deferred tax liabilities	6,656	6,656	-
Total current liabilities	116,242	128,125	(11,883)
Long-term debt	510,275	508,160	2,115
Long-term deferred revenue, net of current portion	139,406	161,673	(22,267)
Deferred tax liabilities	45,492	21,336	24,156
Other non-current liabilities	7,713	6,548	1,165
Total liabilities	819,128	825,842	(6,714)
Commitments and contingencies	-	-	-
Stockholders’ equity:
Series A convertible preferred stock	1	1	-
Series B junior participating preferred stock	-	-	-
Common stock	222	221	1
Additional paid-in capital	376,141	367,723	8,418
Retained earnings	112,050	75,298	36,752
Total stockholders’ equity	488,414	443,243	45,171
Total liabilities and stockholders’ equity	$1,307,542	$1,269,085	$38,457

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS INFORMATION
(in thousands)

	Nine Months Ended September 30,
	2011	2010	Change
	(unaudited)
Net cash provided by operating activities	$133,702	$94,995	$38,707
Net cash used in investing activities	(205,765)	(149,905)	(55,860)
Net cash (used in) provided by financing activities	(1,842)	92,739	(94,581)
Net (decrease) increase in cash and cash equivalents	(73,905)	37,829	(111,734)
Cash and cash equivalents, beginning of period	283,233	208,872	74,361
Cash and cash equivalents, end of period	$209,328	$246,701	$(37,373)

ADJUSTED EBITDA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income (loss)	$14,088	$(6,376)	$39,744	$6,547
Adjustments:
Interest expense, net	1,122	5,719	8,249	21,714
Loss from early extinguishment of debt	-	-	-	37
Write-off of prepaid financing costs	-	6,412	-	6,412
Provision for income taxes	8,549	8,046	23,552	21,452
Depreciation and amortization	17,986	16,363	52,204	48,585
Non-cash stock-based compensation expense	1,928	1,844	7,665	4,685
Non-cash change in fair value of financial instrument	-	16,047	-	24,466
Gain from investments	-	(700)	-	(700)
Adjusted EBITDA	$43,673	$47,355	$131,414	$133,198

Adjusted EBITDA is a non-GAAP financial measure that represents net income before depreciation and amortization expenses, net interest income or expense, provision for income taxes, non-cash stock-based compensation expense and other items. We believe that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing operations. However, Adjusted EBITDA is not a recognized term under financial performance under GAAP, and our calculation of Adjusted EBITDA may not be comparable to the calculation of similarly titled measures of other companies.

ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS AND ADJUSTED DILUTED EPS
(in thousands, except per share amounts)

	Three MonthsEnded September 30, 2011	Three MonthsEnded September 30, 2010	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010

Net income available to common stockholders	$11,664	$(6,475)	$32,768	$6,421
Adjustments:
Non-cash change in fair value of financial instrument	-	16,047	-	24,466
Write-off of prepaid financing costs	-	6,412	-	6,412
Gain from sale of investment	-	(700)	-	(700)
Income allocated to participating securities	-	(164)	-	-
Tax impact of adjustments	-	(1,521)	-	(1,543)
Adjusted net income available to common stockholders	$11,664	$13,599	$32,768	$35,056

Weighted average shares diluted	22,789	21,792	22,767	21,982
Dilutive effect of stock options and other instruments	-	355	-	-
Adjusted fully diluted shares	22,789	22,147	22,767	21,982
Adjusted diluted EPS	$0.51	$0.61	$1.44	$1.59

Adjusted Net Income Available to Common Stockholders is a non-GAAP financial measure that represents net income available to common stockholders before other items, net of tax.  Adjusted Diluted EPS is a non-GAAP financial measure that represents fully diluted earnings per share before other items, net of tax.  We believe that Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS provide useful information to investors because they allow investors to evaluate our performance for different periods on a more comparable basis by excluding items that are not related to the ongoing operations of our business.  However, Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS are not recognized terms under financial performance under GAAP, and our calculation of Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS may not be comparable to the calculation of similarly titled measures of other companies.

About GeoEye

GeoEye is a leading source of geospatial information and insight for decision makers and analysts who need a clear understanding of our changing world to protect lives, manage risk and optimize resources. Each day, organizations in defense and intelligence, public safety, critical infrastructure, energy and online media rely on GeoEye's imagery, tools and expertise to support important missions around the globe. Widely recognized as a pioneer in high-resolution satellite imagery, GeoEye has evolved into a complete provider of geospatial intelligence solutions. GeoEye's ability to collect, process and analyze massive amounts of geospatial data allows our customers to quickly see precise changes on the ground and anticipate where events may occur in the future. GeoEye is a public company listed on NASDAQ as GEOY and is headquartered in Herndon, Virginia with more than 700 employees worldwide. Learn more at www.geoeye.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2010, which we filed with the Securities and Exchange Commission ("SEC") on March 15, 2011, and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2011 and June 30, 2011, which we filed with the SEC on May 10, 2011 and Aug. 2, 2011, respectively. Copies of all SEC filings may be obtained from the SEC's EDGAR Web site, http://www.sec.gov/, or by contacting: William L. Warren, Executive Vice President, General Counsel and Secretary, at 703-480-5672.

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